UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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HOSPIRA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(4) Date Filed: February 5, 2015

On February 5, 2015, Hospira, Inc. issued the communications, below.  The Minute with Mike was distributed to all Hospira employees who have an email address.  The Managers Messages was distributed to employees at and above a certain grade level who are managers.

Hi, Team-

I am excited, proud and — yes — a bit emotional to share the news that we’ve just announced an agreement to be acquired by Pfizer. Pfizer, as most of you will recognize by name, is one of the world’s largest biopharmaceutical companies. With 77,000 employees and $50 billion in sales, Hospira is joining a well-respected market leader whose diversified healthcare and consumer products positively impact lives around the globe, supporting and expanding access to reliable, affordable healthcare. (Sound like another company you know?)

From time to time — either from investors or employees — I get asked about our acquisition plans, and I always say the same thing: we look at opportunities that could bring value to us and to our stakeholders. If something makes sense, we’ll do it. And that’s the case here — the Hospira-Pfizer combination is an excellent strategic fit that will offer tremendous shareholder value and an opportunity to Turbocharge our Growth both now and in the future.

Why would we be acquired vs. doing the acquiring? Why now? When I look at this proposed combination, I see a number of strategic benefits:

•                  Enhances scale and strength across two complementary portfolios, immediately providing us with greater reach across a diversified generics offering

•                  Marries two industry-leading biosimilars pipelines and R&D capabilities, creating rich growth opportunities as we usher in a new era of access and affordability in healthcare

•                  Accelerates our global expansion initiatives, leveraging Pfizer’s leading presence in both developed and emerging markets to boost our global footprint

•                  Delivers value to our patients and customers; with a deep pipeline, robust portfolio and expanded geographic reach, our products will be even better positioned to provide solutions in a growing and rapidly evolving global healthcare environment

Beyond the business rationale, I am confident that Pfizer is a great fit for us culturally. Case in point: Pfizer’s company description includes a shared commitment to “advancing wellness” and “making a difference”. (I know, right?) And their “OWN IT” culture couldn’t align any better with our focus on ownership and accountability.

As with any acquisition, this transaction is subject to a variety of approvals and closing conditions. Assuming all approvals are secured, we’d expect to close in the second half of this year. Until then, I can’t stress enough that we must retain our laser-like focus on flawless execution and deliver on our Top 10 priorities for 2015.

I know you must have a lot of questions. Trust me - I did, too…uncertainty is difficult and this is a lot to process. And we can’t speculate at this time as to how Pfizer will integrate our organization, or any of our individual positions, into its business. That said, I have no doubt that this is the right next move for us, and you have my commitment that we’re going to continue to share as much information as we can throughout the transition and acquisition’s close.

As always, thanks for all you do, each and every day, to Make a Difference. I know I can count on you to do just that as we take this next important step in our journey together and join forces with a global leader to amplify our impact.

Regards,

Mike

For internal information only — not for distribution

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Hospira.  In connection with the proposed merger, Hospira intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A.  Following the filing of the definitive proxy statement with the SEC, Hospira will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed merger. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE MERGER THAT HOSPIRA WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT HOSPIRA AND THE PROPOSED MERGER. The preliminary proxy statement, the definitive proxy statement and other relevant materials in connection with the proposed merger (when they become available), and any other documents filed by Hospira with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC through the Investor Relations section of Hospira’s website, www.hospira.com, or by sending a request to: Investor Relations, Hospira, Inc., 275 North Field Drive, Dept. NLEG, Bldg. H1, Lake Forest, Illinois 60045.

Hospira and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Hospira’s stockholders with respect to the proposed merger. Information about Hospira’s directors and executive officers and their ownership of Hospira’s common stock is set forth in Hospira’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the SEC on February 12, 2014, and Hospira’s proxy statement for its 2014 Annual Meeting of Shareholders, which was filed with the SEC on March 21, 2014. Information regarding the identity of the potential participants, and their direct or indirect interests in the merger, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed merger.

2

Managers Messages

Hospira Enters Acquisition Agreement with Pfizer

Managers Messages are designed to help Hospira managers keep employees engaged in and informed about our business. They are provided to help you discuss company news, information and important events. They are for your reference only and should not be distributed.

Please note that this document supplements, and should be used in tandem with, Mike Ball’s “Minute with Mike” all-employee e-mail (issued Feb. 5, 2015).

What you should do

•                  As a manager, you play a critical role in helping employees understand the strategic rationale for the proposed acquisition and the importance of remaining focused on the work at hand, serving our customers and the patients who rely on our products. Our work should continue to be conducted within the current strategic business objectives and team goals.

•                  As Mike’s email indicated, many details are not available at this time, but we know employees will have a number of questions regarding what this may mean for them individually. Based on what is known today, responses to some questions are below. You can submit other questions to Hospira.Information@hospira.com.

•                  Updates for employees will be shared regularly through H Net and other company communications channels.

STAFFING: Who will join Pfizer?

Process for Pfizer Assignment Notification

Upon the deal’s closure, which is expected to occur in the second half of 2015, Hospira employees will become employees of Pfizer. Pfizer will provide guidance on employment arrangements at that time.

What this Means for Employees

While the acquisition is being pursued for strong strategic rationale, synergies and overlap will be identified as part of the process of combining Hospira into Pfizer’s Global Established Pharma (GEP) Business. We understand that Pfizer will look to combine the best talent and capabilities from both organizations going forward and will provide guidance on employment arrangements following the deal’s closure. Pfizer has agreed to provide salary, bonus and benefits that are no less favorable in the aggregate for a two-year period of time subsequent to the closing for those employees who continue with the combined organization.

COMPENSATION AND BENEFITS: How does this impact me?

Effects on Key Employee Benefits

The pay and benefits programs in place today will remain through the acquisition’s close.

Base Pay

Salaries and hourly rates will continue, with scheduled merit increases to occur as planned on March 30, 2015, in the United States, and according to local pay practices outside the United States. As always, any employee’s pay may be affected by a job change or for performance reasons.

HIP (Hospira Incentive Plan)

The 2014 HIP bonus will be paid as scheduled, with the payment date target of March 13, 2015.

Annual Sales Incentives and Other Bonus Plans

Incentive plans will continue as approved and be paid at the normally scheduled time.

Stock Options/Restricted Stock Units (RSUs)/Performance Share Units (PSUs)

Participants who are eligible for an equity grant will receive communication about the 2015 grant during the week of March 23. A separate communication regarding these long-term incentives will be issued to recipients.

Benefits After Acquisition Close

We understand that Pfizer will make all decisions in the best interests of the employees of the combined organization and its shareholders. Specific policies, including staffing and benefits-related policies, will be shared by Pfizer and effective following the acquisition’s close. However, those employees that continue with the combined organization will be entitled to salary, bonus and benefits that are no less favorable than currently received for a two-year period of time.

Vacations, Holidays and Leave of Absence

Until the acquisition’s close, Hospira intends to continue to observe its established schedule and policy. Following the acquisition’s close, Pfizer will determine these benefits.

401(k) Stock Retirement Plan

Until the acquisition’s close, Hospira will continue to fund the company’s 401(k) program. Following the acquisition’s close, Pfizer will determine participant retirement benefits. However, as noted above, Pfizer has agreed to provide benefits that are no less favorable in the aggregate for a two-year period of time subsequent to the closing for those employees who remain with the combined organization.

EMPLOYEE FOCUS: How do we function during the transition?

What Employees Should Focus on During Transition

During the transition, employees should remain focused on the work at hand, serving our customers and the patients who rely on our products. This work should be conducted within the current strategic business objectives and team goals. Any changes will be communicated directly by managers to relevant employees.

General Company Structure/Focus During Transition Period

In general, over the next several months, Hospira and Pfizer operations will continue in much the same way as prior to the announcement. During the transition, both management and staff will remain focused on the work at hand, serving customers and their patients. This work will generally be conducted within the framework of existing reporting structures, current strategic business objectives and team goals.

In addition, a transition team will be in charge of working with the respective operations of both Hospira and Pfizer to ensure a smooth transition.

All communications between the companies will be exclusively through the transition teams. You should not contact counterparts at Pfizer outside of these teams as the parties remain separate, independent companies until closing and should be operated as such. Likewise, should you be contacted by someone from Pfizer, please notify your manager or the transition team.

Effects on Hospira Sites

Prior to the acquisition’s close, no acquisition-related changes are expected at any Hospira sites. Following the acquisition’s close, we understand that Pfizer will need to assess its expanded site, distribution and manufacturing footprint.

Relevant Reporting Structure Changes for Hospira

Until the acquisition’s close, there will generally be no change in reporting structures at Hospira. Following close, Hospira’s businesses are expected to report into Pfizer’s Global Established Pharma or GEP Business, which is currently led by group president, John Young.

What This Means for Employee Shareholders

As shareholders of Hospira, employees will benefit, as will other shareholders, from the value created through this transaction.

During the transition, nothing will change for shareholders; they will continue to own their existing Hospira shares and, assuming they are not subject to trading restrictions, are free to sell or buy additional shares. At the time of the acquisition’s close, all current Hospira shareholders are expected to receive cash equal to $90 per share.

Communicating with Customers

Employees’ priority during the transition should be to seamlessly meet the needs of existing customers and the patients who rely on our products. Hospira is contacting all of its major customers to discuss this announcement and the transition. We will also be working with all staff involved in customer service, including sales representatives, to ensure that all employees have the information and tools to answer customer questions and provide consistent, unparalleled service.

Communicating with Suppliers/Vendors

During the transition period, Hospira will work together with its suppliers/vendors to continue to meet the needs of our customers and patients seamlessly.

In your regular contact with suppliers/vendors, employees should reassure them that we are committed to a seamless transition; any specific questions should be referred to Hospira’s management team.

Communicating with Government, Regulatory Officials

Hospira is working to inform all relevant government and regulatory officials about the acquisition, and to reinforce our continued commitment to good corporate citizenship, including maintaining appropriate local civic and community roles.

If employees receive any specific inquiries or questions regarding the acquisition from government and regulatory officials, they should refer the inquiries to Government Affairs at 224.212.2303.

Communicating with Investors and Media

All inquiries from the investment community should be referred to Investor Relations at 224.212.2711.

All inquiries from the media should be referred to Public Affairs at 224.212.2357.

Communicating with Local Community

Hospira is working to inform all relevant community leaders and organizations about the acquisition, and to let them know that we remain committed to good corporate citizenship, including maintaining appropriate local civic and community roles.

Communicating with Partner Companies, Clinical Investigators, etc.

During the transition period Hospira will work with its business and clinical research partners, to continue existing projects and commitments.

Employees should reassure partners that we are committed to a seamless transition.

STAYING INFORMED: How do I know what’s going on?

Timing of Announcement — employees after press release

As a public company, Hospira and Pfizer must meet SEC (U.S. Securities and Exchange Commission) rules about the communication of critical, material information that is important to shareholders. Once Hospira tells a broad group of employees critical information of the type being announced today, it is required to disclose this information publicly and immediately. So, to best satisfy everyone’s needs and meet reporting requirements, we are communicating this information almost simultaneously externally and internally. Within these limitations, our first priority is communicating with our employees.

How News/Updates Will Be Communicated to Employees

Updates for employees will be shared through H Net and other company communications channels. A transition team is being established to coordinate key transition activities.

IMPORTANT GENERAL STATEMENT

The closing of this transaction is still subject to regulatory clearances and until such clearances and approvals are final, the companies remain two separate entities.

While today’s announcement provides a lot of information, there are still many matters to be worked out, and Pfizer and Hospira look forward to everyone’s cooperation and diligence as we all work toward a successful close and integration.

Important to note, changes relating to items outside the United States are subject to completion of notification and consultation with Works Councils and Employee Representatives, as required by local law.

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This communication may be deemed to be solicitation material in respect of the proposed acquisition of Hospira.  In connection with the proposed merger, Hospira intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A.  Following the filing of the definitive proxy statement with the SEC, Hospira will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed merger. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE MERGER THAT HOSPIRA WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT HOSPIRA AND THE PROPOSED MERGER. The preliminary proxy statement, the definitive proxy statement and other relevant materials in connection with the proposed merger (when they become available), and any other documents filed by Hospira with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC through the Investor Relations section of Hospira’s website, www.hospira.com, or by sending a request to: Investor Relations, Hospira, Inc., 275 North Field Drive, Dept. NLEG, Bldg. H1, Lake Forest, Illinois 60045.

Hospira and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Hospira’s stockholders with respect to the proposed merger. Information about Hospira’s directors and executive officers and their ownership of Hospira’s common stock is set forth in Hospira’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the SEC on February 12, 2014, and Hospira’s proxy statement for its 2014 Annual Meeting of Shareholders, which was filed with the SEC on March 21, 2014. Information regarding the identity of the potential participants, and their direct or indirect interests in the merger, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed merger.

About Hospira

Hospira, Inc. is the world’s leading provider of injectable drugs and infusion technologies, and a global leader in biosimilars. Through its broad, integrated portfolio, Hospira is uniquely positioned to Advance Wellness™ by improving patient and caregiver safety while reducing healthcare costs. The company is headquartered in Lake Forest, Ill.  Learn more at www.hospira.com.

Private Securities Litigation Reform Act of 1995 —
A Caution Concerning Forward-Looking Statements

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and the company assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy and statements regarding the contemplated merger with Pfizer Inc.. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see the risk factors set forth in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended December 31, 2013 and quarterly reports on Form 10-Q for fiscal 2014.  Additional factors may include the effect of the announcement of the merger and related transactions on Hospira’s business relationships, operating results and business generally; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with Pfizer Inc., and the risk that the merger agreement with Pfizer Inc. may be terminated in circumstances that require Hospira to pay a termination fee to Pfizer Inc.; the outcome of any legal proceedings that may be instituted against Hospira related to the merger agreement with Pfizer Inc.; and the failure to satisfy conditions to completion of the merger with Pfizer Inc., including the receipt of all required regulatory approvals related to the merger with Pfizer Inc. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Hospira.  In connection with the proposed merger, Hospira intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A.  Following the filing of the definitive proxy statement with the SEC, Hospira will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed merger. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE MERGER THAT HOSPIRA WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT HOSPIRA AND THE PROPOSED MERGER. The preliminary proxy statement, the definitive proxy statement and other relevant materials in connection with the proposed merger (when they become available), and any other documents filed by Hospira with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC through the Investor Relations section of Hospira’s website, www.hospirainvestor.com, or by sending a request to: Investor Relations, Hospira, Inc., 275 North Field Drive, Dept. NLEG, Bldg. H1, Lake Forest, Illinois 60045.

Hospira and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Hospira’s stockholders with respect to the proposed merger. Information about Hospira’s directors and executive officers and their ownership of Hospira’s common stock is set forth in Hospira’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the SEC on February 12, 2014 and Hospira’s proxy statement for its 2014 Annual Meeting of Shareholders, which was filed with the SEC on March 21, 2014. Information regarding the identity of the potential participants, and their direct or indirect interests in the merger, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed merger.